EXHIBIT 5
FRANK J. HARITON o  ATTORNEY - AT - LAW
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1065 Dobbs Ferry Road o White Plains o New York 10607 o (Tel) (914) 674-4373 o
(Fax) (914) 693-2963 o (e-mail) hariton@sprynet.com

                              NEW YORK CITY OFFICE
                     The Empire State Building - Suite 3000
                            New York, New York 10118
                   (Tel) (212) 695-6000 o (Fax) (212) 695-6007

                                                               August 31, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      The New World Power Corporation (the "Company")
                  Registration Statement on Form SB-2 Number 333-43464 Relating to an aggregate of 1,671,764 shares (the "Shares") of the Company's Common Stock, par value $.01 per share

Gentlemen:

         I have been requested by the Company, a Delaware corporation, to furnish you with my opinion as to the matters hereinafter set forth in connection with the above captioned Registration Statement (the "Registration Statement") covering the 1,671,764 Shares. All of the 1,671,764 Shares will be offered by the Selling Shareholders who acquired the shares under various agreements.

         In connection with this opinion, I have examined the Registration Statement, the Certificate of Incorporation and By-Laws of the Company, each as amended to date, copies of the records of corporate proceedings of the Company, and copies of such other agreements, instruments and documents as I have deemed necessary to enable me to render the opinion hereinafter expressed.

         Based upon and subject to the foregoing, I am of the opinion that all of the 1,671,764 Shares, when sold in the manner described in the Registration Statement, will be legally issued fully paid and non-assessable.

         I render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York, the internal corporate laws of the State of Delaware. I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.

                                              Very truly yours,

                                              /s/ Frank J. Hariton

                                              Frank J. Hariton